Exhibit 1.01
Quantum Corporation
Conflict Minerals Report
Introduction
This is the conflict minerals report for Quantum Corporation (“Quantum”, “we” or “us”) for the calendar year 2016 in accordance with Rule 13p-1 under the Securities Exchange Act (“Rule 13p-1”).
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing, transforming and preserving digital assets over the entire data lifecycle. Our customers, ranging from small businesses to major enterprises, have trusted us to address their most demanding content workflow challenges. We provide solutions for storing and protecting information in physical, virtual and cloud environments that are designed to help customers Be Certain™ they have an end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, offering indefinite retention and reducing total cost and complexity. Quantum’s primary hardware products include Scalar® automated tape libraries and DXi® deduplication disk system. A more complete description of our products is included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Quantum hardware products require components that contain tin, tungsten, tantalum and/or gold (“3TG”) minerals. Accordingly, pursuant to Rule 13p-1, we conducted a reasonable country of origin inquiry (“RCOI”). Based on our RCOI (described in the Form SD), Quantum determined that 3TG minerals present in certain of its products may have originated in the Democratic Republic of the Congo and adjoining countries (the “Covered Countries”) and were not from scrap or recycled sources. Therefore, in accordance with Rule 13p-1, Quantum proceeded to engage in due diligence to determine the sources and chain of custody of its 3TG minerals as further described in this report.

Company Management Systems
Policy for Conflict Minerals
We have established and committed to a company statement that explains the importance of the conflict minerals issue and our responsibility for addressing conflict minerals in our supply chain. A copy of our Conflict Minerals Policy is contained in our Environmental Responsibility Report and can be viewed on our company’s website at http://www.quantum.com, where the document may be found under “Legal” on the home page, selecting “Ethics & Compliance” and then clicking on our Environmental Report under “Environmental Responsibility.” In addition, Quantum requires compliance contractually in our Purchase Order Terms and Conditions.
Internal Management
Our internal Conflict Minerals team is led by the Environmental Responsibility Manager who implements our Conflict Minerals Sourcing Policy. Quantum’s Product Management team provides approved supplier lists and contact information. Regular reviews of these efforts are communicated to senior management.
Control systems
As we do not have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in our industry, and take advantage of third party industry resources including the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative (CFSI) efforts. Quantum is an active member of the CFSI. Our CFSI membership number is 2391.
The Company’s controls with regard to conflict minerals include, but are not limited to, our Code of Conduct (The High Road) which outlines expected behaviors for all Quantum employees, our Supplier Code of Conduct which sets forth our expectations for our suppliers, including that they comply with the Electronics Industry Code of Conduct, our Conflict Minerals Policy and our internal Environmental Requirements Specification which is made available to all our suppliers. These documents detail supplier requirements with respect to, among other things, compliance with our expectations regarding conflict minerals.
Grievance Mechanism
We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Quantum’s policies, including reports to our ethics committee and our third party hotline. Information about these mechanisms is available in our Code of Conduct which is posted on the investor relations section of our website.
Maintain records

We have adopted a policy to retain documentation relevant to our conflict minerals due diligence and reporting.

Identification and Assessment of Risks in Our Supply Chain
We participate in the following industry-wide initiatives to evaluate and disclose upstream actors in the supply chain: EICC-GeSI and the CFSI. As part of our risk assessment plan and to ensure suppliers understand our expectations, we provide feedback to several of our suppliers regarding reporting that we believe is incomplete, inaccurate or may indicate smelters in their supply chain that do not show progress towards a conflict free supply chain.
Quantum requests our suppliers to complete the EICC GeSI conflict minerals reporting template (“CMRT”). We have determined that this process represents the most reasonable effort to determine the mines or locations of origin of the 3TG in our supply chain.
Risk is assessed by reviewing information contained in the declaration tab of each supplier’s CMRT and by comparing the data contained in each supplier’s Smelter List against the CFSI Smelter and Refiner list. Quantum utilizes Green Status Pro, a third party resource for data analysis and subsequent Aggregated Declaration and Consolidated Smelter reports. These summary reports help identify risks associated with smelters in our supply chain that need to be addressed.

Due Diligence
We designed our due diligence framework to conform with the internationally recognized due diligence framework provided by The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas , and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser. Below we describe our due diligence processes with respect to Steps 3 and 4 of the OECD Guidance. OECD steps 1, 2 and 5, which are not specifically related to our due diligence, are described in the Form SD and elsewhere in this report.

Design and Implement a Strategy to Respond to Identified Risks
Quantum has an enterprise risk management plan through which the conflict minerals program is implemented, managed and monitored. Updates regarding the risk assessment with respect to conflict minerals and their usage in the supply chain are provided regularly to senior management.
Quantum suppliers provided the EICC GeSI CMRT with varying levels of completeness and/or accuracy. Green Status Pro, a third party evaluation service was used to identify and evaluate smelter data against the data provided by the Conflict-Free Smelter Program. Many data inconsistencies were identified during this process, and verification efforts with the relevant suppliers are ongoing to resolve the data inconsistencies. We also continue to follow up with suppliers that have not yet responded to our requests for 3TG information. We are advising suppliers that failure to adequately respond to our request for 3TG information may result in loss of approved vendor status. If a supplier is not on our approved vendor list, we will not obtain or accept parts from that supplier. Quantum has eliminated suppliers from our approved source list for failure to show reasonable effort or improvement in their reporting data.
We engage with any of our suppliers whom (based on part type and material) we have reason to believe are supplying us with 3TG. Suppliers providing CMRT information that (based on CFSI data) may support conflict in the Covered Countries, are encouraged to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. The following paragraph is included in Quantum’s Purchase Order Terms and Conditions: “Sellers who manufacture components, parts, or products containing tin, tantalum, tungsten, and/or gold shall define, implement and communicate to sub-suppliers their own Conflict Mineral Policy, outlining their commitment to responsible sourcing and measures for implementation. Sellers shall work with sub-suppliers to ensure traceability of these metals to their country of origin (RCOI). Traceability shall be maintained and recorded for 10 years and provided to Quantum at least once a year, or more frequently if requested by Quantum. Sellers shall ensure that purchased metals originate from smelters validated by Sellers as being conflict mineral free.”
Many of our suppliers were unable to represent to us that 3TG from the entities they listed had actually been included in components they supplied to Quantum. In addition, many processing facilities were not validated as in fact being smelters or refiners. We have therefore elected to present only the smelter and refiner names identified by the CFSI in this report (Table 1). Of those smelters that have been identified, 85% have been found to be CFSI compliant, or Active. Quantum will continue to encourage suppliers to utilize only compliant smelters. Table 2 lists the countries where the minerals originate based on CFSI data.
Participate and support third party audit programs

We do not have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of the due diligence practices of these entities within our supply chain. However, we support audits through our participation in various industry initiatives. Quantum is a member (#2391) of the CFSI and compares supplier smelter data with CFSI smelter lists. Quantum considers smelters and refiners identified by the CFSI as Compliant to be Conflict-Free.
Summary
Quantum still has smelters in its supply chain that have not been identified by the CFSI as audited or in the audit process. We continue to work with our suppliers to only have smelters that are actively progressing toward Conflict Free Smelter Program (CFSP) listing. Following our due diligence process this year, we are unable to reach any definitive conclusions regarding our products. However, we expect that our due diligence efforts will continue to improve and yield more complete information, particularly as more smelters and refiners participate in third party audit process.
Annual Reporting
This report will be posted at http://www.quantum.com, where the document may be found by clicking “About Us” from the home page, selecting “Investor Relations” and then clicking on “Corporate Documents.”

Future Measures
During calendar 2017, we continue to engage a third party data collection company to collect current data from all our suppliers and we intend to continue to enhance our supplier communication and training information to improve data accuracy and ongoing supplier updates of sourcing information. We are advising suppliers that failure to adequately respond to our request for 3TG information may result in loss of approved vendor status. If a supplier is not on our approved vendor list, we will not obtain or accept parts from that supplier.

Audit
An independent private sector audit of our Conflict Minerals Report was not required for 2016.

Table 1. Smelters recognized by the CFSI reported in Quantum products.

CID002243	Gold	Zijin Mining Group Co., Ltd. Gold Refinery
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
CID002129	Gold	Yokohama Metal Co., Ltd.
CID002100	Gold	Yamamoto Precious Metal Co., Ltd.
CID002778	Gold	WIELAND Edelmetalle GmbH
CID002030	Gold	Western Australian Mint trading as The Perth Mint
CID002003	Gold	Valcambi S.A.
CID001993	Gold	United Precious Metal Refining, Inc.
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining
CID002314	Gold	Umicore Precious Metals Thailand
CID001977	Gold	Umicore Brasil Ltda.
CID001955	Gold	Torecom
CID001938	Gold	Tokuriki Honten Co., Ltd.
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.
CID002580	Gold	T.C.A S.p.A
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.
CID001761	Gold	Solar Applied Materials Technology Corp.
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
CID002516	Gold	Singway Technology Co., Ltd.
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
CID001585	Gold	SEMPSA Joyería Platería S.A.
CID001573	Gold	Schone Edelmetaal B.V.
CID002777	Gold	SAXONIA Edelmetalle GmbH
CID001555	Gold	Samduck Precious Metals
CID001534	Gold	Royal Canadian Mint
CID002510	Gold	Republic Metals Corporation
CID001512	Gold	Rand Refinery (Pty) Ltd.
CID001498	Gold	PX Précinox S.A.
CID001397	Gold	PT Aneka Tambang (Persero) Tbk
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals
CID001352	Gold	PAMP S.A.
CID000493	Gold	OJSC Novosibirsk Refinery
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
CID001259	Gold	Nihon Material Co., Ltd.
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
CID001204	Gold	Moscow Special Alloys Processing Plant
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.
CID001188	Gold	Mitsubishi Materials Corporation
CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
CID001157	Gold	Metalor USA Refining Corporation
CID001153	Gold	Metalor Technologies S.A.
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.
CID001119	Gold	Matsuda Sangyo Co., Ltd.
CID001113	Gold	Materion
CID001078	Gold	LS-NIKKO Copper Inc.
CID001029	Gold	Kyrgyzaltyn JSC
CID000981	Gold	Kojima Chemicals Co., Ltd.
CID000969	Gold	Kennecott Utah Copper LLC
CID000957	Gold	Kazzinc
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.
CID000929	Gold	JSC Uralelectromed
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

CID000855	Gold	Jiangxi Copper Co., Ltd.
CID000823	Gold	Japan Mint
CID000814	Gold	Istanbul Gold Refinery
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG
CID000707	Gold	Heraeus Ltd. Hong Kong
CID000694	Gold	Heimerle + Meule GmbH
CID002561	Gold	Emirates Gold DMCC
CID001322	Gold	Elemetal Refining, LLC
CID000425	Gold	Eco-System Recycling Co., Ltd.
CID000359	Gold	DSC (Do Sung Corporation)
CID000401	Gold	Dowa
CID000362	Gold	DODUCO GmbH
CID000233	Gold	Chimet S.p.A.
CID000185	Gold	CCR Refinery - Glencore Canada Corporation
CID000176	Gold	C. Hafner GmbH + Co. KG
CID000157	Gold	Boliden AB
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000113	Gold	Aurubis AG
CID000090	Gold	Asaka Riken Co., Ltd.
CID000920	Gold	Asahi Refining USA Inc.
CID000924	Gold	Asahi Refining Canada Ltd.
CID000082	Gold	Asahi Pretec Corp.
CID000077	Gold	Argor-Heraeus S.A.
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
CID000019	Gold	Aida Chemical Industries Co., Ltd.
CID000015	Gold	Advanced Chemical Company
CID001236	Gold	Navoi Mining and Metallurgical Combinat
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.
CID002605	Gold	Korea Zinc Co., Ltd.
CID002511	Gold	KGHM Polska Miedź Spółka Akcyjna
CID002459	Gold	Geib Refining Corporation
CID000328	Gold	Daejin Indus Co., Ltd.
CID000189	Gold	Cendres + Métaux S.A.
CID002863	Gold	Bangalore Refinery
CID002560	Gold	Al Etihad Gold Refinery DMCC
CID002708	Gold	Abington Reldan Metals, LLC
CID000197	Gold	Yunnan Copper Industry Co., Ltd.
CID002587	Gold	Tony Goetz NV
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.
CID002567	Gold	Sudan Gold Refinery
CID001754	Gold	So Accurate Group, Inc.
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
CID001562	Gold	Samwon Metals Corp.
CID002290	Gold	SAFINA A.S.
CID001546	Gold	Sabin Metal Corp.
CID002761	Gold	SAAMP
CID002582	Gold	Remondis Argentia B.V.
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.
CID002282	Gold	Morris and Watson
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
CID001056	Gold	Lingbao Gold Co., Ltd.
CID001032	Gold	L'azurde Company For Jewelry
CID000956	Gold	Kazakhmys Smelting LLC
CID002563	Gold	Kaloti Precious Metals
CID000778	Gold	HwaSeong CJ Co., Ltd.
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
CID002312	Gold	Guangdong Jinding Gold Limited
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM
CID000522	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
CID002515	Gold	Fidelity Printers and Refiners Ltd.
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.
CID000264	Gold	Chugai Mining
CID000180	Gold	Caridad
CID002851	Gold	AURA-II
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
CID001969	Tantalum	Ulba Metallurgical Plant JSC
CID002571	Tantalum	Tranzact, Inc.
CID001891	Tantalum	Telex Metals
CID001869	Tantalum	Taki Chemical Co., Ltd.
CID001769	Tantalum	Solikamsk Magnesium Works OAO
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd.
CID002707	Tantalum	Resind Indústria e Comércio Ltda.
CID001508	Tantalum	QuantumClean
CID002556	Tantalum	Plansee SE Reutte
CID002540	Tantalum	Plansee SE Liezen
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
CID001200	Tantalum	Molycorp Silmet A.S.
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.
CID001175	Tantalum	Mineração Taboca S.A.
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.
CID001076	Tantalum	LSM Brasil S.A.
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.
CID002568	Tantalum	KEMET Blue Powder
CID002539	Tantalum	KEMET Blue Metals
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
CID002842	Tantalum	Jiangxi Tuohong New Raw Material
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG
CID002549	Tantalum	H.C. Starck Ltd.
CID002548	Tantalum	H.C. Starck Inc.
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH
CID002546	Tantalum	H.C. Starck GmbH Laufenburg
CID002545	Tantalum	H.C. Starck GmbH Goslar
CID002544	Tantalum	H.C. Starck Co., Ltd.
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
CID002557	Tantalum	Global Advanced Metals Boyertown
CID002558	Tantalum	Global Advanced Metals Aizu
CID002505	Tantalum	FIR Metals & Resource Ltd.
CID000460	Tantalum	F&X Electro-Materials Ltd.
CID000456	Tantalum	Exotech Inc.
CID000410	Tantalum	Duoluoshan
CID002504	Tantalum	D Block Metals, LLC
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.
CID002590	Tantalum	E.S.R. Electronics
CID002180	Tin	Yunnan Tin Company Limited
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.
CID002015	Tin	VQB Mineral and Trading Group JSC
CID001898	Tin	Thaisarco
CID001758	Tin	Soft Metais Ltda.

CID001539	Tin	Rui Da Hung
CID002706	Tin	Resind Indústria e Comércio Ltda.
CID002479	Tin	PT Wahana Perkit Jaya
CID001493	Tin	PT Tommy Utama
CID001490	Tin	PT Tinindo Inter Nusa
CID001482	Tin	PT Timah (Persero) Tbk Mentok
CID001477	Tin	PT Timah (Persero) Tbk Kundur
CID001471	Tin	PT Sumber Jaya Indah
CID002816	Tin	PT Sukses Inti Makmur
CID001468	Tin	PT Stanindo Inti Perkasa
CID001463	Tin	PT Sariwiguna Binasentosa
CID001460	Tin	PT Refined Bangka Tin
CID001458	Tin	PT Prima Timah Utama
CID001457	Tin	PT Panca Mega Persada
CID001453	Tin	PT Mitra Stania Prima
CID002829	Tin	PT Kijang Jaya Mandiri
CID000307	Tin	PT Justindo
CID002530	Tin	PT Inti Stania Prima
CID001438	Tin	PT Eunindo Usaha Mandiri
CID001434	Tin	PT DS Jaya Abadi
CID002696	Tin	PT Cipta Persada Mulia
CID001428	Tin	PT Bukit Timah
CID001421	Tin	PT Belitung Industri Sejahtera
CID001419	Tin	PT Bangka Tin Industry
CID002776	Tin	PT Bangka Prima Tin
CID001402	Tin	PT Babel Inti Perkasa
CID002503	Tin	PT ATD Makmur Mandiri Jaya
CID001399	Tin	PT Artha Cipta Langgeng
CID000309	Tin	PT Aries Kencana Sejahtera
CID001337	Tin	Operaciones Metalurgical S.A.
CID002517	Tin	O.M. Manufacturing Philippines, Inc.
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.
CID001191	Tin	Mitsubishi Materials Corporation
CID001182	Tin	Minsur
CID001173	Tin	Mineração Taboca S.A.
CID002773	Tin	Metallo-Chimique N.V.
CID001142	Tin	Metallic Resources, Inc.
CID002500	Tin	Melt Metais e Ligas S.A.
CID001105	Tin	Malaysia Smelting Corporation (MSC)
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
CID000468	Tin	Fenix Metals
CID000438	Tin	EM Vinto
CID002774	Tin	Elmet S.L.U.
CID000402	Tin	Dowa
CID002455	Tin	CV Venus Inti Perkasa
CID000315	Tin	CV United Smelting
CID002593	Tin	CV Tiga Sekawan
CID000313	Tin	CV Serumpun Sebalai
CID000306	Tin	CV Gita Pesona
CID002592	Tin	CV Dua Sekawan
CID002570	Tin	CV Ayi Jaya
CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.
CID001070	Tin	China Tin Group Co., Ltd.
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID000292	Tin	Alpha
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
CID001448	Tin	PT Karimun Mining
CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.

CID002858	Tin	Modeltech Sdn Bhd
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC
CID002859	Tin	Gejiu Jinye Mineral Company
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
CID002478	Tin	PT Tirus Putra Mandiri
CID002507	Tin	Phoenix Metal Ltd.
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
CID000448	Tin	Estanho de Rondônia S.A.
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.
CID002825	Tin	An Thai Minerals Co., Ltd.
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
CID002843	Tungsten	Woltech Korea Co., Ltd.
CID002044	Tungsten	Wolfram Bergbau und Hütten AG
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
CID002724	Tungsten	Unecha Refractory metals plant
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
CID002589	Tungsten	Niagara Refining LLC
CID002845	Tungsten	Moliren Ltd
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.
CID000105	Tungsten	Kennametal Huntsville
CID000966	Tungsten	Kennametal Fallon
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID000825	Tungsten	Japan New Metals Co., Ltd.
CID002649	Tungsten	Hydrometallurg, JSC
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG
CID002541	Tungsten	H.C. Starck GmbH
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
CID000568	Tungsten	Global Tungsten & Powders Corp.
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.
CID002518	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
CID002833	Tungsten	ACL Metais Eireli

Table 2. Mine country of origin data identified through the CFSI as being associated with smelters in Quantum’s supply chain. It is likely that we used conflict minerals from many of the following sources as well as some that have not yet been identified. In many cases Quantum received “Company Level” reporting templates that may include smelters that are not used in Quantum products. When checking smelters that may be in Quantum’s supply chain with the CFSI compliant smelter sourcing information, the following countries where the minerals originated were identified including countries not identified as conflict regions, countries that may have smuggling activity, countries adjoining the DRC and countries that are part of the DRC.

AUSTRALIA	NEW ZEALAND
AUSTRIA	PERU
BELGIUM	PHILIPPINES
BOLIVIA (PLURINATIONAL STATE OF)	POLAND
BRAZIL	RUSSIAN FEDERATION
CANADA	RWANDA
CHINA	SAUDI ARABIA
CZECH REPUBLIC	SINGAPORE
ESTONIA	SOUTH AFRICA
FRANCE	SPAIN
GERMANY	SUDAN
INDIA	SWEDEN
INDONESIA	SWITZERLAND
ITALY	TAIWAN, PROVINCE OF CHINA
JAPAN	THAILAND
KAZAKHSTAN	TURKEY
KOREA (REPUBLIC OF)	UNITED ARAB EMIRATES
KYRGYZSTAN	UNITED STATES OF AMERICA
MALAYSIA	UZBEKISTAN
MEXICO	VIET NAM
NETHERLANDS	ZIMBABWE